EXHIBIT 10.45

Dominion Energy, Inc.

2018 Base Salaries for Named Executive Officers*

The 2018 base salaries for Dominion Energy’s named executive officers are as follows: Thomas F. Farrell, II, Chairman, President and Chief Executive Officer—$1,554,992; Mark F. McGettrick, Executive Vice President and Chief Financial Officer—$906,223; Paul D. Koonce, Executive Vice President and President and Chief Executive Officer—Power Generation Group—$739,158; Diane Leopold, Executive Vice President and President and Chief Executive Officer—Gas Infrastructure Group—$623,150; and Robert M. Blue, Executive Vice President and President and Chief Executive Officer—Power Delivery Group—$623,150.

*	Effective March 1, 2018